                                                                   Three Months
                                                                Ended March 31,
                                                          1997             1996
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PRIMARY
Average shares outstanding .....................       6,514,779       6,552,279

Net effect of dilutive stock options-
based on the treasury stock method
using average market price .....................          95,351
--------------------------------------------------------------------------------
                                                       6,610,130       6,552,279
================================================================================

Net income (in thousands) ......................      $    1,105      $      829
================================================================================

Per share amount ...............................      $      .17      $      .13
================================================================================